EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Form S-1 Registration Statement Under The Securities Act of 1933 of our report dated May 2, 2011 included in the Annual Report for the three month period ended December 31, 2010, relating to the financial statements of Axion International Holdings, Inc., which appear in such Registration Statement and related Prospectus.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

    /s/ RBSM LLP
               RBSM LLP

New York, New York
February 10, 2012